Exhibit 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Parks! America, Inc. (the "Company"), does hereby certify, to such officer's knowledge, that:

The Amendment No. 1 to the Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2013 (the “Form 10-Q/A”) of the Company fully complies with the requirement of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 16, 2013

/s/ Dale Van Voorhis

Dale Van Voorhis

Chief Executive Officer

Parks! America, Inc.

Dated: July 16, 2013

/s/ Todd R. White

Todd R. White

Chief Financial Officer

Parks! America, Inc.

A signed original of this written statement required by Section 906 has been provided to Parks! America, Inc. and will be retained by Parks! America, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.